Exhibit 32.1

HERITAGE OAKS BANCORP

Annual Report on Form 10KSB
for the Year ended December 31, 2004

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, who is the Chief Executive Officer of Heritage Oaks Bancorp (the “Company”), hereby certifies, pursuant to 18 USC Section 1350, that (i) the Annual Report on Form 10KSB for the year ended December 31, 2004, as filed by the Company with the Securities and Exchange Commission (the “Annual Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) or 15(d) of the Exchange Act; and (ii) the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 23, 2005      /s/ Lawrence P. Ward
Lawrence P. Ward,
President and Chief Executive Officer